Exhibit 99.3

PWS announcement e-mail to all staff (7th Jan 12noon UK time)

Dear Colleagues,

Today I’m excited to announce that the Company has entered into a binding agreement for PerkinElmer to acquire all the shares of Oxford Immunotec. I and our board of directors believes that a combination of the two companies would be advantageous to both parties. It provides access to additional resources for us to continue its growth journey, and Oxford Immunotec provides a growth platform in infectious diseases for PerkinElmer. We feel that the offer of USD 22/share is attractive and will recommend the deal to shareholders, who will vote on whether to approve the transaction.

PerkinElmer, a publicly-traded global company headquartered in Waltham, Massachusetts (outside of Boston), creates instruments, tests and software used by scientists, researchers and clinicians to address the most critical challenges across science and healthcare. Its 14,000 employees worldwide support customers in over 190 countries, serving the life sciences, diagnostics, food and applied markets. PerkinElmer's comprehensive global diagnostics portfolio includes solutions focused on: 1) Immunodiagnostics, in areas of immunology and infectious disease (for example, through Euroimmun); 2) Reproductive Health; with a focus on newborn and prenatal testing and 3) Applied Genomics which includes fully automated sample to answer solutions around genomics and molecular testing (including magnetic bead and liquid handling solutions).

PerkinElmer has admired the franchise we have created for T-SPOT.TB and the operations we have built globally. They recognize the distinct clinical and logistical advantages of our test, and see huge opportunity for growth in this new market by displacing the skin test and bringing the advantages of T-SPOT.TB to more customers around the world.

For us, this agreement is expected to accelerate our growth as PerkinElmer can bring us several complementary resources, skillsets and technologies. Equally PerkinElmer see that what we’ve built, and how you and your talents can help them. So this is a partnership centred about the potential of each company to help the other grow faster. We see a great future to be built together.

I understand that you have many questions. We have scheduled two all-Company town halls today 7th January 2021 at 1pm UK time/8am ET and 4:30pm UK time/11:30am ET, hosted from Oxford. In addition, we will host meetings for Asia on the 8th January (calendar invites to follow). The times are designed to allow everybody across the Company, whether in Europe, Asia or the US to join at least one of the meetings. We will follow this up with regular meetings to answer your questions and provide updates.

Attached to this e-mail are also answers to some initial FAQs and we’ll expand this list and populate further answers when we have them. We encourage you to share your concerns or questions with your manager, so that we can be sure that we are answering all your questions. Remember that if we don’t know about it, we can’t do anything about it.

Completion of the transaction is subject to a number of conditions, and therefore it may not close. Until it does, I remind you that we should operate as a wholly independent Company. Therefore, you should continue business as usual.

It is normal to feel unsettled after an announcement such as this. For sure, this is the ending of one chapter of the Company and the beginning of another. However, I’m really excited about what this next chapter can bring as I see multiple ways to accelerate our success as part of the PerkinElmer family. I and the rest of the management team are here to help us all through this transition.

In closing, I want to reiterate that whether or not the ownership of the business changes, our commitment to excellence, our impact on patients, our global role in fighting TB and the personal satisfaction we take from each of those things remains the same. We’ve got an important job to do; so please stay focussed on it!

With my best wishes,

Peter

Employee FAQs (sent with above e-mail 7th Jan 12noon UK time)

1.	Who is PerkinElmer?

PerkinElmer, a publicly-traded global company headquartered in Waltham, Massachusetts (outside of Boston), creates instruments, tests and software used by scientists, researchers and clinicians to address the most critical challenges across science and healthcare. Its 14,000 employees worldwide support customers in over 190 countries, serving the life sciences, diagnostics, food and applied markets. PerkinElmer's comprehensive global diagnostics portfolio includes solutions focused on: 1) ImmunoDiagnostics, in areas of immunology and infectious disease; 2) Reproductive Health; with a focus on newborn and prenatal testing and 3) Applied Genomics which includes fully automated sample to answer solutions around genomics and molecular testing.

Apart from its capabilities, PerkinElmer’s core values nicely align with ours. The company has built a culture focused on teamwork and collaboration, creating positive outcomes for customers, doing the right thing, taking personal ownership and whilst championing the success of its employees PerkinElmer’s mission is innovating for a healthier world, and the team is passionate about making a difference in millions of lives every day.

2.	What price are PerkinElmer offering?

PerkinElmer has offered USD 22/share, which equates to a total value for Oxford Immunotec of approximately $600m.

This represents a premium of 53.5% to the 90 trading day volume-weighted average price per Oxford share of USD 14.34 for the period from 8 October 2020 to 5 January 2021 (being the last practicable date prior to the date of this announcement)

3.	What happens next? When is the transaction expected to close?

We need to go through an official process, overseen by the UK Courts, which involves holding meetings for shareholder votes on PerkinElmer’s offer and following a successful shareholder vote, receipt of the formal sanction of the UK Courts. This takes some time. If the shareholders vote in favour of the transaction, and if there is no adverse change in our business, and if certain regulatory clearances are obtained – then, subject to this final sanction of the UK Court, we expect the transaction to close sometime during the first half of 2021.

4.	Can you explain the difference between this announcement and closing?

This announcement means that we have contractually committed to PerkinElmer to recommend their offer and to co-operate with PerkinElmer to put their offer to our shareholders for approval. Shareholder meetings need to be convened, the shareholders need to vote in favour of the transaction, and we need to complete regulatory reviews, before the transaction will close. The closing signifies that the acquisition has completed following which shareholders will receive their consideration. This process is usual for transactions of this nature.

5.	What happens from now to closing?

•	Until the closing of the transaction, both PerkinElmer and Oxford Immunotec will continue to operate as independent companies and will conduct business as usual.

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As always, including during this process, our primary objective is to maintain business continuity for our customers, and it is important that, as a team, we do everything possible to continue to serve our customers at the highest levels.

•	Due to the fact that both companies are public, we are restricted by regulation in what we can disclose both internally and externally.

6.	Do we do anything differently before closing?

No. Until the transaction closes, we remain two independent companies. We need to continue to focus on delivering the same level of service and professionalism as we always do. A small number of people will start to become involved in planning for the integration pre-closing and will interact with PerkinElmer’s team tasked with the same purpose. We will share those integration plans as they are jointly developed.

7.	What is the goal of the integration?

PerkinElmer’s goal with the integration is to maximise the growth and success of Oxford Immunotec. We aim to work together to identify how PerkinElmer’s resources, skills and technologies can augment our success by working together.

8.	How will the transition/integration efforts work?

PerkinElmer’s watchwords for integration are “do no harm” and “each situation is different”

o	Our joint aims are to find those areas where we can collaborate to improve our growth or simplify the way we do things

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We’ll only integrate what makes sense and do so over the time period that makes sense. Some simple and immediately positive things we may do quickly, other more complex things we’ll likely do over a longer period of time; but only where there’s a benefit to doing so

o	It’ll be a joint team that decides what it makes sense to do; so we’ll all have a voice and chance to identify and drive these opportunities to make our business better

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Lastly, we’ve got a ton of stuff to do in 2021; SARS-CoV-2, big R&D agenda, ERP implementation, manufacturing move – we don’t want to interfere with these important Company-wide projects. (“Do no harm”)

Our focus will also be on relationship building and collaborative work with our new PerkinElmer group colleagues to advance the development of integration plans. The rough sequence will consist of making introductions, building relationships, understanding what each does and has, brainstorming ideas for ways we can accelerate opportunities together, ranking ideas, presenting those ideas to a steering group for adjudication and then moving to execution of the approved ideas.

We’ll have our own identity within the PerkinElmer family; our Company name, for example, isn’t changing.

Our No.1 priority is you

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With all change comes opportunity – this situation is no different. We look forward to the continued growth of the Company, and the possibilities from being part of a larger family, creating new opportunities for you to grow your careers.

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At the same time, change can be unsettling – it’s OK to feel unsettled – that’s natural. For our part we intend to listen, understand what your fears or concerns are, and do our best to address those fears and concerns head-on.

•	We also commit to communicate regularly and openly as we always have about what we’re planning

I am excited to lead the organisation through this transition and to our next chapter of growth.

9.	What is the timeframe of the integration?

Combining two global, public companies is a complex activity. The joint integration team will determine which elements of Oxford Immunotec should not be integrated and which ones should, and over what time period. A detailed plan with a timeline would subsequently be developed. Some small things may be integrated quickly, larger things may not begin for, or may take, years – each circumstance will be judged on its merits. So whilst a combination like this always brings change, you should not expect that all the change will be immediate. It will take time to work through the integration.

10.	Are there any positions being eliminated?

Nothing is going to change on the day we close the transaction. What organisational changes would be beneficial longer-term is something that will come out of detailed integration planning between the joint integration teams. It is too early to say anything definitive on this now. If this does happen in the future, we’ll explain why we think that it makes sense to do this. Unrelated to this transaction, we will continue to make organisational changes, as we always have done, if we feel that this is the right thing for the Company.

11.	Will my reporting lines change?

Nothing is going to change on the day we close the transaction. Although it’s natural to assume some reporting lines will change as we integrate into the PerkinElmer business structure, this is something that will come out of detailed integration planning between the joint integration teams. It is too early to say anything definitive on this now. If this does happen in the future, we’ll explain why we think that it makes sense to do this and we’ll do everything we reasonably can to ensure you’re comfortable with any such change. Unrelated to this transaction, we will continue to make organisational changes, as we always have done, if we feel that this will benefit the Company.

12.	Will there be any changes to compensation and benefits?

We intend to operate under our current compensation structure (salary, bonus, performance review process, etc.) through the end of 2021. A couple of things will have to change; notably that we will no longer be able to make Oxford Immunotec equity grants (and intend to replace it with something else) and there may be some advantages to you from moving you over quickly to PerkinElmer benefits plans in certain jurisdictions.

Over the longer-term and as part of the wider integration process, an analysis of wages and benefits will be performed to determine if any changes should be made but we certainly don’t intend to take steps that disadvantage employees.

Our goal in this area is to minimize disruptions and distractions for employees so that you can focus on performing your day-to-day responsibilities.

13.	Will my “Share The Value” or Management bonus be paid in Q1 2021 as normal?

Yes.

14.	What about my performance review, does this still go ahead?

Yes

15.	Will merit increases still be paid as normal?

Yes

16.	Will my Q4/2020 sales incentive be paid out as normal?

Yes

17.	Will incentive plans change for sales employees under PerkinElmer?

Prior to close, nothing will change. With respect to post-closing plans, this type of information will come out of detailed integration planning between our and PerkinElmer’s teams. It is most likely that things won’t change quickly as it will take us time to figure out if any changes should be made and how to make them.

18.	Will I continue to get paid on the same payroll schedule?

Prior to close, nothing will change. With respect to post-closing plans, this type of information will come out of detailed integration planning between our and PerkinElmer’s teams. It is most likely that things won’t change quickly as it will take us time to figure out if any changes should be made and how to make them. There will be a large amount of detail and communication on all pay and benefits as we move closer to the close to ensure all questions are answered. The good news is that PerkinElmer has a very robust process to integrate benefit and payroll plans and this will help answer any questions if or when we change anything.

19.	What will happen to my equity (share options/RSUs)?

It is the intention of both Oxford Immunotec and PerkinElmer, subject to shareholder approval, to fully accelerate all unvested equity awards. The exact mechanism for exercising option and RSUs will be communicated to you closer to closing.

20.	Will I get a new equity grant?

We will not be granting any new equity prior to the transaction closing. We will be working with PerkinElmer to ensure that you receive substitute equity or other remuneration in lieu of equity you would otherwise have been due in the normal performance review process.

21.	Will I receive credit at PerkinElmer for my length of service at Oxford Immunotec?

PerkinElmer will be recognizing your original date of hire with Oxford Immunotec.

22.	Will there be any changes to my holiday/vacation time?

Nothing will change pre-closing. With respect to post-closing plans, this type of information will come out of detailed integration planning between our and PerkinElmer’s teams. It is most likely that things won’t change quickly as it will take us time to figure out if any changes should be made and how to make them.

23.	Should I continue hiring people?

In general, yes. It is business as usual. We remain focussed on growing the business and we want to bring in the talent we need to enable us to deliver on our plans. There may be specific circumstances that merit a rethink and if so this will be addressed in the usual hiring approval process.

24.	What should I say to recruiters and candidates coming for interviews?

We are a growth company with a massive opportunity still ahead of us in TB, with potential way beyond that. PerkinElmer is interested in acquiring this business precisely because they share this view. We therefore have a lot of work to do, and need people to do it to meet our growth plans.

Moreover, with company growth comes continuous opportunities for personal growth and these opportunities only expand as part of a bigger company like PerkinElmer.

25.	What does this mean for our customers?

We intend to continue to offer the same levels of service and product excellence that our customers have come to expect. If anything, our ability to leverage PerkinElmer’s resources may mean that we are able to serve our customers better. We retain our commitment to having the best quality product.

26.	What does this mean for our suppliers and partners?

We intend to continue to grow our TB product revenues, to the benefit of both the Company and its partners.

27.	What should I say to any external parties that ask questions about this (e.g. suppliers, customers, etc.)?

We have already embarked on a process to notify key customers, suppliers and partners of the Company with nominated people for each external counter-party.

If we do get questions from any supplier, customer or other regular counterparty, it is important to be clear that until the transaction closes we remain independent companies. It’s business as usual. Our commitment to growing and supporting the T-SPOT.TB product does not change.

Please refer any inquiries by external parties, including the media, to your site leader or senior management. Only Peter Wrighton-Smith and Matt McLaughlin are authorized to speak on behalf of the Company with regard to investor or media requests.

28.	What’s going to happen to each of our sites?

There are no plans to change any of our sites. They are necessary for the continued conduct of our business. As we always do, we’ll continue to plan for the future and examine what facilities we need to maximise the success of the business and make ongoing decisions with that in mind.

29.	Where/when can I find out more details?

•	Please join the town halls scheduled for today (7th January) and tomorrow – see the calendar invites

•	We will host regular local site events to share what we know and answer questions.

•	It is also likely that PerkinElmer personnel will come into meet with us at an appropriate point

We will therefore provide multiple avenues to have your questions answered over the coming weeks and months.

30.	Who do I ask if I’ve got questions?

Please speak to the manager of your group in the first instance. If he/she can’t immediately answer your question, we will make sure we get back to you.

We also encourage you to submit questions to the town halls and/or request a 1x1 through HR.

Further information

This communication is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed acquisition by PerkinElmer (“Bidder”) of the entire issued and to be issued share capital of the Company (the “Acquisition”) or otherwise. The Acquisition will be made solely by a scheme of arrangement under Part 26 of the Companies Act 2006 between the Company and Company shareholders (the “Scheme”), which will be included in the Proxy Statement, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Additionally, Bidder and the Company will file other relevant materials with the SEC in connection with the transaction. INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT AND PROXY STATEMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document and Proxy Statement (when available) at the Securities and Exchange Commission (“SEC”)’s website at www.sec.gov, or free of charge from the Company at investor.oxfordimmunotec.com or by directing a request to the Company at mtmclaughlin@oxfordimmunotec.com. Bidder and the Company take no responsibility for, and can provide no assurance as to the reliability of, any information others may provide regarding any voting decision or response in relation to the Acquisition, other than the information contained in the Scheme Document and Proxy Statement.

This communication does not constitute a prospectus or a prospectus equivalent document.

Bidder and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the implementation agreement entered into on 6 January 2021 between Bidder, Bidco and the Company, relating to, amongst other things, the implementation of the Acquisition (the “Implementation Agreement”). Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2019, which is filed with the SEC. Information regarding Bidder’s directors and executive officers is contained in Bidder’s Form 10-K for the fiscal year ended December 29, 2019, which is filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Scheme Document and Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Overseas Company shareholders

The release, publication or distribution of this communication in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions as defined below) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or United States or who are subject to the laws of another jurisdiction to vote their Company shares in respect of the Scheme at the Court Meeting (as defined in the Scheme Document), or to execute and deliver Forms of Proxy (as defined in the Scheme Document) appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This information has been prepared for the purpose of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this information had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Copies of this communication and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any jurisdiction where local laws or regulations may result in a risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Scheme Shareholders (as defined in the Scheme Document) in that jurisdiction (“Restricted Jurisdiction”), or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act 2006) (“Offer”), the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Scheme Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in the Company

The Acquisition relates to the shares of a United Kingdom company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act 2006 and subject to the proxy solicitation rules under the Securities Exchange Act of 1934 (the “Exchange Act”). The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable United States laws and regulations.

It may be difficult for U.S. Scheme Shareholders to enforce their rights and any claim arising out of the U.S. federal securities laws, because the Company is located in a non-U.S. country, and some of its officers and/or directors are residents of a non-U.S. country. U.S. Scheme Shareholders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Scheme Shareholders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Cautionary Statement Concerning Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to each company’s customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts, “will,” “may,” “could” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on the management of each company’s current assumptions and expectations and no assurances can be given that their assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: the failure of all of the closing conditions of the proposed Acquisition to be satisfied, including receipt of requisite approvals by the Company’s shareholders, and the sanction of the Scheme by the High Court of Justice in England and Wales, which conditions may not be satisfied or waived; uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Implementation Agreement; the effect of the announcement or pendency of the proposed Acquisition on Bidder’s or the Company’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed Acquisition may disrupt Bidder’s or the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed Acquisition; risks related to the diverting of management’s attention from Bidder’s or the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Bidder or the Company related to the Implementation Agreement or the proposed Acquisition; markets into which the parties sell products declining or not growing as anticipated; effect of the COVID-19 pandemic on sales and operations of the parties; fluctuations in the global economic and political environments; the ability of the parties to execute acquisitions (including the Acquisition) and license technologies, or to successfully integrate acquired businesses and licensed technologies; the failure of Bidder or the Company to maintain compliance with applicable government regulations; regulatory changes; the failure of Bidder or the Company to comply with healthcare industry regulations; economic, political and other risks associated with foreign operations; the ability to retain key personnel; significant disruption in information technology systems, or cybercrime; the ability of Bidder to obtain future financing; the United Kingdom’s withdrawal from the European Union; the ability of Bidder to realize the full value of the Company’s intangible assets; significant fluctuations in the stock price of Bidder or the Company; and other factors which are described under the caption "Risk Factors" in the most recent quarterly report on Form 10-Q and in other filings with the SEC of each of Bidder and the Company.

The information contained in Bidder’s filings with SEC, including in Bidder's Form 10-K for the fiscal year ended December 29, 2019 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this communication.

The information contained in the Company's filings with SEC, including in the Company’s Form 10-K for the fiscal year ended December 31, 2019 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this communication.

Bidder’s and the Company’s filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. We anticipate that subsequent events and developments will cause our views to change. However, while the Company or Bidder may elect to update these forward-looking statements at some point in the future, each of the Company and Bidder specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s or Bidder’s views as of any later date.